UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2022

ORION ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Woodland Drive, Manitowoc, Wisconsin	54220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (920) 892-9340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425, under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12, under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b), under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c), under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	OESX	The Nasdaq Stock Market LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2022, Orion Energy Systems, Inc. (the “Company”) and Michael W. Altschaefl, the Company’s Chief Executive Officer and Board Chair, entered into an amendment, effective on the third business day after the Company publicly announces its financial results for its fiscal 2022 fourth quarter and year-end (“Effective Date”) (the “Amendment”), to Mr. Altschaefl’s Amended and Restated Executive Employment and Severance Agreement, effective June 1, 2020 (the “Employment Agreement”).

Prior to the Amendment, Mr. Altschaefl’s Employment Agreement contained protections that would have provided Mr. Altschaefl with certain enhanced severance benefits in the event that the Company experienced a change of control prior to the end of Mr. Altschaefl’s employment. This arrangement is commonly described a “single trigger” change of control severance payment. The Amendment changes this protection to a so-called “double trigger”. As a result, in the event of any subsequent change of control of Orion prior to the end of Mr. Altschaefl’s employment, he now will only be entitled to receive those certain enhanced severance benefits following both a change in control and the Company terminating Mr. Altschaefl’s employment without “cause” or Mr. Altschaefl terminating his employment with the Company for “good reason” (as such terms are defined in the Employment Agreement).

As compensation to Mr. Altschaefl for agreeing to the Amendment, the Company and Mr. Altschaefl entered into a Restricted Stock Award Agreement, effective as of the Effective Date, pursuant to which the Company granted 50,000 fully-vested shares of restricted stock of the Company to Mr. Altschaefl.

The Company also announced that its Compensation Committee has decided to change the structure of its annual grants of restricted stock to its executives. Instead of just granting restricted stock that solely vest pro-rata over a three-year continued employment period, the Compensation Committee now intends to annually grant both time vesting restricted stock and three-year performance vesting restricted stock

The foregoing descriptions of the Amendment, Employment Agreement and Restricted Stock Award Agreement are qualified in their entirety by reference to the full text of the Amendment, Employment Agreement and Restricted Stock Award Agreement, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 22, 2022, the Company issued a press release announcing the changes to Mr. Altschaefl’s executive compensation, in particular the amendment of his change in control severance from a single trigger to a double trigger. The Company is furnishing a copy of such press release as Exhibit 99.1 hereto, which is incorporated herein by reference.

Item 9.01(d)	Financial Statements and Exhibits.

Exhibit 10.1	Amendment to Executive Employment and Severance Agreement, effective as of the third business day after the Company publicly announces its financial results for its fiscal 2022 fourth quarter and year-end, between Orion Energy Systems, Inc. and Michael W. Altschaefl.

Exhibit 10.2	Amended and Restated Executive Employment and Severance Agreement, effective as of June 1, 2020, by and between Orion Energy Systems, Inc. and Michael W. Altschaefl, filed as Exhibit 10.15 to the Registrant’s Form 10-K filed on June 5, 2020, and incorporated herein by reference.

Exhibit 10.3	Restricted Stock Award Agreement, effective as of the third business day after the Company publicly announces its financial results for its fiscal 2022 fourth quarter and year-end, between Orion Energy Systems, Inc. and Michael W. Altschaefl.

Exhibit 99.1	Press Release of Orion Energy Systems, Inc.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.

Date: February 22, 2022	By:	/s/ Michael W. Altschaefl
Michael W. Altschaefl
Chief Executive Officer

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